Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive to Present at Bank of America’s 2021 Global Auto Summit

HOUSTON, TEXAS – March 29, 2021 – Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 500 automotive retailer, today announced that senior management will present at Bank of America’s 2021 Global Auto Summit on Tuesday, March 30, 2021. The virtual presentation is scheduled to begin at 1:20 p.m. E.T.

A softcopy of the Company’s presentation material provided at the virtual conference will also be available within group1corp.com/events and within the Investor Relations section of Group 1's website at group1corp.com/company-presentations.

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns and operates 184 automotive dealerships, 237 franchises, and 49 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit group1corp.com, group1auto.com, group1collision.com, acceleride.com, facebook.com/group1auto, and twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
Senior V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com